UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2006

Monster Worldwide, Inc.

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-21571	13-3906555
(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue

New York, NY 10017

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (212) 351-7000

None.

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications  pursuant to Rule 425 under the Securities Act

☐            Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement  communications  pursuant  to Rule  14d-2(b)  under the Exchange Act

☐            Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the Exchange Act

ITEM 5.02                                       DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On October 6, 2006, Andrew J. McKelvey resigned from his positions as Chairman of the Board and Chief Executive Officer of Monster Worldwide, Inc. (the “Company”).  The board of directors of the Company named William Pastore, the Company’s current President and Chief Operating Officer, as its Chief Executive Officer and as a director.  Mr. McKelvey will continue to serve as a director and was named as Chairman Emeritus.

Mr. Pastore, 58, joined the Company in October 2002 as Chief Operating Officer and became President and Chief Operating Officer in February 2006. Prior to joining the Company, Mr. Pastore was President of CIGNA HealthCare from January 1999 to October 2002 and Senior Vice President of CIGNA HealthCare from December 1995 to January 1999. Prior to joining CIGNA HealthCare, Mr. Pastore spent nearly 25 years at Citibank, N.A., in numerous senior operating roles. Mr. Pastore holds a B.S and an M.B.A. from Long Island University.

A copy of the Company’s press release relating to the foregoing is attached hereto as Exhibit 99.1.

ITEM 9.01.                                    FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

99.1                Press release issued by the Company on October 9, 2006.

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.
(Registrant)

By:	/s/ CHARLES BAKER
Charles Baker
Chief Financial Officer

Dated: October 10, 2006